Exhibit 2.1

STOCK EXCHANGE AGREEMENT

STOCK EXCHANGE AGREEMENT, dated as of February 7, 2007 (this “Agreement”), by and among the persons listed on Exhibit A as the shareholders of ROUNDERS LTD., a Turks and Caicos corporation (“Rounders”); the persons listed on Exhibit B as the shareholders of THE GAME INTERNATIONAL TCI LTD., a Turks and Caicos corporation (“The Game”) (collectively referred to as the “Sellers”); SYZYGY ENTERTAINMENT, LTD., a Nevada corporation (“Purchaser”); and is joined in by each of Rounders and The Game, which are together referred to herein as the “Companies”, and by Avenel Financial Group, Inc.

WITNESSETH

WHEREAS, Sellers desire to sell to Purchaser all of the outstanding shares of the Companies’ common stock as listed on Exhibits A and B (the “Shares”), representing 100% of the issued and outstanding shares of the Common Stock of the Companies, on the terms and conditions set forth in this Stock Purchase Agreement (“Agreement”), and

WHEREAS, Purchaser desires to buy the Shares on the terms and conditions set forth herein, and

WHEREAS the Companies join in the execution of this Agreement for the purpose of evidencing their consent to the consummation of the foregoing transactions and for the purpose of making certain representations and warranties to and covenants and agreements with the Purchaser.

NOW THEREFORE, in consideration of the promises and respective mutual agreements herein contained, it is agreed by and between the parties hereto as follows.

ARTICLE 1
SALE AND PURCHASE OF THE SHARES

Section 1.1 Sale of the Shares. Subject to the terms and conditions herein set forth, on the basis of the representations, warranties and agreements herein contained, at the Closing Sellers agree to sell, assign, transfer and deliver the Shares to Purchaser, and Purchaser agrees to purchase the Shares from the Sellers.

Section 1.2 The Closing. The purchase of the Shares shall take place at the office of Andrews Kurth LLP, counsel to the Purchaser or such other place as Purchaser and Sellers may mutually agree as soon as practicable after all conditions to closing set forth herein have been satisfied, herein referred to as the “Closing Date”.

Section 1.3 Instruments of Conveyance and Transfer. At the Closing, Sellers shall deliver certificates representing the Shares to Purchaser duly endorsed by the Sellers to the Purchaser, in form and substance satisfactory to Purchaser (“Certificates”), as shall be effective to vest in Purchaser all right, title and interest in and to all of the Shares.

Section 1.4 Consideration and Payment for the Shares. Prior to the Closing, the Purchaser shall effect a recapitalization of its common stock in which it shall issue a stock dividend to the holders of its unrestricted common stock in the amount of 29 new shares for each share outstanding. As part of the recapitalization, all restricted common shares held by Avenel Financial Group, Inc. shall be cancelled and exchanged for 665,000 shares of post-split common stock. After such recapitalization, in consideration for the Shares, Purchaser shall issue to the Sellers of Rounders a total purchase price of 30,000,000 shares of the Purchaser’s common stock and to the shareholders of The Game a total purchase price of 100,000 shares of the Purchaser’s common stock (the “Purchase Price”).

Section 1.5 Conditions to Closing. Purchaser’s obligation to close shall be conditional upon the completion to Purchaser’s satisfaction of that the Companies are in good standing and existence under Turks and Caicos law with all franchise taxes current, and that all shareholders of the Companies have executes a counterpart of this Agreement and assignments of their stock certificates in favor of Purchaser.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF THE SELLERS

The Sellers jointly and severally represent, warrant and undertake to the Purchaser that, except as set forth in the Disclosure Schedule:

Section 2.1 Transfer of Title. Sellers shall transfer all right, title and interest in and to the Shares to the Purchaser free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands and claims, of any kind or nature whatsoever, whether direct or indirect or contingent.

(a) Due Execution. This Agreement has been duly executed and delivered by each Seller.

(b) Valid Agreement. This Agreement constitutes, and upon execution and delivery thereof by the Sellers, will constitute, a valid and binding agreement of the Sellers enforceable against the Sellers in accordance with its terms.

(c) Authorization. The execution, delivery and performance by the Sellers of this Agreement and the delivery by the Sellers of the Shares have been duly and validly authorized by the Companies, and no further consent or authorization of the Sellers, the Companies, their Boards of Directors or stockholders is required.

(d) Sellers’ Title to Shares; No Liens or Preemptive Rights; Valid Issuance. Sellers have and at the Closing will have good and valid title and control of the Shares; there will be no existing impediment or encumbrance to the sale and transfer of such Shares to the Purchaser; and on delivery to the Purchaser of the Shares, good and valid title to all the Shares will pass to Purchaser and all of the Shares will be free and clear of all taxes, liens, security interests, pledges, rights of first refusal or other preference rights, encumbrances, charges, restrictions (other than resale restrictions under federal and state securities laws), demands, claims or assessments of any kind or any nature whatsoever whether direct, indirect or contingent and shall not be subject to preemptive rights, tag-along rights, or similar rights of any of the stockholders of the Companies. The Shares have been legally and validly issued in compliance with all applicable securities laws, and are fully paid and non-assessable shares of the Companies’ Common Stock; and the Shares have all been issued under duly authorized resolutions of the Board of Directors of the Companies. At the Closing, pursuant to Section 1.6 Sellers shall deliver to the Purchaser Certificates representing the Shares free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever with appropriate stock powers and signature guarantees.

Section 2.2 No Governmental Action Required. The execution and delivery by the Sellers of this Agreement does not and will not, and the consummation of the transactions contemplated hereby will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official, other than disclosure reports required by the laws and rules of the SEC.

Section 2.3 Compliance with Applicable Law and Corporate Documents. The execution and delivery by the Sellers and the Companies of this Agreement does not and will not, and the sale by the Sellers of the Shares and the consummation of the other transactions contemplated by this Agreement does not and will not contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, (ii) the organization documents of the Companies or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Sellers or any of their or the Companies’ assets, or result in the creation or imposition of any lien on any asset of the Sellers.

Section 2.4 Not a Voting Trust: No Proxies. None of the Shares is or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to the Shares.

Section 2.5 Survival of Representations. The representations and warranties herein by the Sellers will be true and correct in all material respects on and as of the Closing Date with the same force and effect as though said representations and warranties had been made on and as of the Closing Date.

Section 2.6 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission payable by the Purchaser or the Companies in connection with the transactions contemplated by this Agreement.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COMPANIES

Each Company represents, warrants and undertakes to the Purchaser that, except as set forth on the Disclosure Schedule:

Section 3.1 Due Organization. Each Company is a corporation duly organized, validly existing and in good standing under the laws of the Turks and Caicos Islands (a) with full power and authority to own, lease, use, and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. Neither Company has any subsidiaries. The Companies are not qualified to conduct business in any jurisdiction other than the Turks and Caicos Islands, and (b) all actions taken by the current directors and stockholders of the Companies have been valid and in accordance with the laws of the Turks and Caicos Islands and all actions taken by the Companies have been duly authorized by the current directors and stockholders of the Companies as appropriate.

Section 3.2 (a) Company Authority. Each Company has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein.

(b) Due Authorization. The execution, delivery and performance by the Companies of this Agreement has been duly and validly authorized and no further consent or authorization of the Companies, theirs Boards of Directors or their stockholders is required. No Seller is disqualified from acting as a director with respect to the transactions contemplated hereby by reason of his interest in the transactions.

(c) Valid Execution. This Agreement has been duly executed and delivered by the Companies.

(d) Binding Agreement. This Agreement constitutes, and upon execution and delivery thereof by the Companies, will constitute, a valid and binding agreement of the Companies, enforceable against the Companies in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditor’s rights generally or the availability of equitable remedies.

(e) No Violation of Corporate Documents or Agreements. The execution and delivery of this Agreement by the Companies and the performance by the parties hereto of their obligations hereunder will not cause, constitute, or conflict with or result in (i) any breach or violation, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under any of the provisions of, or constitute a default under, any license, indenture, mortgage, charter, instrument, certificate of incorporation, bylaw, judgment, order, decision, writ, injunction, or decree or other agreement or instrument or proceeding to which the Companies or its stockholders are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto by required, (ii) an event that would cause the Companies to be liable to any party, or (iii) an event that would result in the creation or imposition or any lien, charge or encumbrance on any asset of the Companies or on the securities of the Companies to be acquired by the Purchaser.

Section 3.3 Authorized Capital, No Preemptive Rights, No Liens; Anti-Dilution. As of the date hereof, the authorized and issued capital of the Companies is set forth on Exhibits A and B. All of the shares of capital stock are duly authorized, validly issued, fully paid and non-assessable. No shares of capital stock of the Companies are subject to preemptive rights or similar rights of the stockholders of the Companies or any liens or encumbrances imposed through the actions or failure to act of the Companies, or otherwise. As of the date hereof (i) there are no outstanding options, warrants, convertible securities, scrip, rights to subscribe for, puts, calls, rights of first refusal, tag-along agreements, nor any other agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Companies, or arrangements by which the Companies are or may become bound to issue additional shares of capital stock of the Companies, and (ii) there are no agreements or arrangements under which either Company is obligated to register the sale of any of its securities under the Securities Act of 1933, and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Companies (or in the Companies’ organizational documents or in any agreement providing rights to security holders) that will be triggered by the transactions contemplated by this Agreement. The Companies have furnished to Purchaser true and correct copies of the Companies’ organizational documents.

Section 3.4 No Governmental Action Required. The execution and delivery by the Companies of this Agreement does not and will not, and the consummation of the transactions contemplated hereby will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official, other than disclosure reports required by the laws and rules of the SEC.

Section 3.5 Compliance with Applicable Law and Corporate Documents. The execution and delivery by the Companies of this Agreement and the performance by the parties hereto of the transactions contemplated hereby does not and will not contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, (ii) the Companies’ organizational documents, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Companies or any its assets, or result in the creation or imposition of any lien on any asset of the Companies. To the best of its knowledge, the Companies are in compliance with and conform to all statutes, laws, ordinances, rules, regulations, orders, restrictions and all other legal requirements of any domestic or foreign government or any instrumentality thereof having jurisdiction over the conduct of its businesses or the ownership of its properties.

Section 3.6 Financial Statements. (a) The Purchaser has received a copy of the financial statements of the Companies for the fiscal year ended December 31, 2006 (“Financial Statements”). The Financial Statements fairly present the financial condition of the Companies at the dates indicated and its results of their operations and cash flows for the periods then ended and, except as indicated therein, reflect all claims against, debts and liabilities of the Companies, fixed or contingent, and of whatever nature. (b) Since December 31, 2006 (the “Balance Sheet Date”), there has been no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Companies, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise and no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operation or prospects, of the Companies except in the ordinary course of business. (c) Since the Balance Sheet Date, the Companies have not suffered any damage, destruction or loss of physical property (whether or not covered by insurance) affecting their condition (financial or otherwise) or operations (present or prospective), nor have the Companies issued, sold or otherwise disposed of, or agreed to issue, sell or otherwise dispose of, any capital stock or any other security of the Companies and have not granted or agreed to grant any option, warrant or other right to subscribe for or to purchase any capital stock or any other security of the Companies or have incurred or agreed to incur any indebtedness for borrowed money.

Section 3.7 No Litigation. Neither Company is a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending or threatened governmental investigation. Neither Company is subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

Section 3.8 No Taxes. The Companies are not, and will not become with respect to any periods ending on or prior to the Closing Date, liable for any material income, sales, withholding, franchise, excise, license, real or personal property taxes (a “Tax”) to any foreign, United States federal, state or local governmental agencies whatsoever. All United States federal, state, county, municipality local or foreign income Tax returns and all other material Tax returns (including information returns) that are required, or have been required, to be filed by or on behalf of the Companies have been or will be filed as of the Closing Date and all Taxes due pursuant to such returns or pursuant to any assessment received by the Companies have been or will be paid as of the Closing Date. The charges, accruals and reserves on the books of the Companies in respect of taxes or other governmental charges have been established in accordance with the tax method of accounting. All returns that have been filed relating to Taxes are true and accurate in all material respects. No audit, action, suit, proceeding or other examination regarding taxes for which the Companies may have any liability is currently pending against or with respect to the Companies and none of Sellers or the Companies has received any notice (formally or informally) of any audit, suit, proceeding or other examination. No material adjustment relating to any Tax returns, no closing or similar agreement have been entered into or issued or have been proposed (formally or informally) by any tax authority (insofar as such action relate to activities or income of or could result in liability of the Companies for any Tax) and no basis exists for any such actions. The Companies have not changed any election, adopted or changed any accounting method or period, filed any amended return for any Tax, settled any claim or assessment of any Tax, or surrendered any right to claim any refund of any Tax, or consented to any extension or waiver of the statute of limitations for any Tax.

Section 3.9 Liabilities.

(a) Except as set forth in the Financial Statements, the Companies have no liabilities or obligations.

(b) Except as set forth in the Disclosure Schedule, since December 31, 2006, the Companies have not:

(i) subjected to encumbrance, or agreed to do so to any of its assets, tangible or intangible other than purchase money liens in the ordinary course of business on equipment used in the conduct of business and incurred to finance the purchase price of the equipment involved and which do not cover any other asset of the Companies;

(ii) except as otherwise contemplated hereby, engaged in any transactions affecting its business or properties not in the ordinary course of business consistent with past practice or suffered any extraordinary losses or waived any rights of substantial value except in the ordinary course of business; or

(iii) other than in the ordinary course of business consistent with past practice, granted or agreed to grant, or paid or agreed to pay any increase in the rate of wages, salaries, bonuses or other remuneration of any officer, director, non-officer/director or employee or become a party to any employment contract or arrangement with any of its directors, officers, consultants or employees or become a party to any contract or arrangement with any director, officer, consultant or employee providing for bonuses, profit sharing payments, severance pay or retirement benefits.

Section 3.10 Benefits Compliance. The Companies maintain no “employee benefit plans” nor has any current or future obligation or liability or under which any employee of the Companies has any current or future right to benefits.

Section 3.11 Insurance. The Disclosure Schedule includes a true and correct list of all policies or binders of insurance of the Companies in force, specifying the insurer, policy number (or covering note number with respect to binders) and amount thereof and describing each pending claim thereunder. Such policies are in full force and effect and have been provided to Purchaser. The Companies are not in default with respect to any provisions contained in any such policy or binder, nor have they failed to give any notice or present any claim under any such policy or binder in due and timely fashion. There are no outstanding unpaid claims under any such policy or binder, or claims for worker’s compensation. The Companies have not received notice of cancellation or non-renewal of any such policy or binder. The Companies have never been, and are not now, the subject of any claim relating to damage or injury in excess of the Companies’ then-current policy limits or which have been disclaimed by the Companies’ insurers.

Section 3.12 Compliance with Law. To the best of their knowledge, the Companies have complied with, and are not in violation of any provision of laws or regulations of the Turks and Caicos Islands government authorities and agencies, including any environmental laws and regulations. There are no pending or threatened proceedings against the Companies by any government, or any department, board, agency or other body thereof.

Section 3.13 Consents. The Disclosure Schedule lists all consents (“Consents”) of third parties required to be obtained as a result of the change of control of the Companies hereby.

Section 3.14 Agreements. Except as set forth in the Disclosure Schedule, neither Company is a party to any material agreement, loan, credit, lease, sublease, franchise, license, contract, commitment or instrument or subject to any corporate restriction. The Disclosure Schedule identifies every loan or credit agreement, and every fully or partially executory agreement or purchase order pursuant to which the Companies are obligated to deliver goods or perform services, pay for goods, services or other property, or repay any loan, including, without limitation, any agreement with present or former officers, directors, consultants, agents, brokers, vendors, customers and/or dealers of any nature. True, correct and complete copies of all such agreements have been delivered to Purchaser. Neither the Companies nor any other party is in default under any such agreement, loan, credit, lease, sublease, franchise, license, contract, commitment, instrument or restriction. No such instrument requires the consent of any other party thereto in order to consummate the sales of the Shares hereby.

Section 3.15 Properties. The Companies own no real properties. A list of its leased real property and personal property is set forth in the Disclosure Schedule.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Unless specifically stated otherwise, Purchaser represents and warrants that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

Section 4.1 Agreement’s Validity. This Agreement has been duly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or the availability of equitable remedies.

Section 4.2 Investment Intent. Purchaser is acquiring the Shares for its own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof.

Section 4.3 Disclosure of Information. Purchaser acknowledges that it has been furnished with information regarding the Companies and their business, assets, results of operations, and financial condition to allow Purchaser to make an informed decision regarding an investment in the Shares. Purchaser represents that it has had an opportunity to ask questions of and receive answers from the Companies regarding the Companies and its business, assets, results of operation, and financial condition.

Section 4.4 Economic Risk. Purchaser acknowledges that it must bear the economic risk of its investment in the Shares for an indefinite period of time.

Section 4.5 Financial Matters Experience. Purchaser has such knowledge and experience in financial matters as to be capable of evaluating the merits and risks of an investment in the Shares.

ARTICLE 5
COVENANTS OF THE PARTIES

Section 5.1 General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may request, all at the sole cost and expense of the requesting Party. The Purchaser has had the opportunity to review and inspect all documents, books, records (including Tax records), properties, agreements, field operations, environmental records and compliance, and financial data of any sort relating to the Companies, and to discuss the Companies with its employees, customers and vendors.

Section 5.2 Notices and Consents. The Sellers will, and will cause the Companies to, give any notices to third parties, and the Sellers will use their best efforts, and will cause the Companies to use their best efforts, to obtain any third-party Consents that the Purchaser may request. Each of the Parties will (and the Sellers will cause the Companies to) give any notices to, make any filings with, and use its best efforts to obtain any required authorizations, Consents, and approvals of governmental bodies, except that Purchaser shall be responsible and shall pay for all post-Closing SEC filings necessary in connection with or as a result of this Agreement and any transactions contemplated in this Agreement.

Section 5.3 Transition. Sellers will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Companies from maintaining the same business relationships with the Companies after the Closing as it maintained with the Companies prior to the Closing. The Sellers will refer all customer inquiries relating to the business of the Companies to the Purchaser from and after the Closing.

ARTICLE 6
THE CLOSING

Section 6.1 Time of Closing. The Closing of the transactions hereby shall occur as expeditiously as possible after the satisfaction of all conditions to Closing.

Section 6.2 Deliveries. The Closing shall occur as a single integrated transaction, as follows.

(a) Delivery by Sellers. Sellers shall deliver to Purchaser:

(i)	The Shares;

(ii)	copies of resolutions by the Boards of Directors of the Companies approving the terms of this Agreement and the execution of the Agreement by the Companies;

(iii)	copies of all books, records and documents relating to the Companies, including the corporate records and stock records of the Companies;

(iv)	any other such instruments, documents and certificates as are required to be delivered by Sellers or its representatives pursuant to the provisions of this Agreement;

(v)	any third-party Consents;

(vi)	the Disclosure Schedule; and

(vii)	evidence of the satisfaction of all conditions set forth in Section 1.5.

(b) Delivery by Purchaser. Purchaser shall deliver to Sellers:

(i)	The Purchase Price in Purchaser shares; and

(ii)	copies of resolutions of the Board of Directors of Purchaser approving the terms of the Agreement and the execution of this Agreement by the Purchaser.

ARTICLE 7
MISCELLANEOUS

Section 7.1 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understanding related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statement, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not set forth.

Section 7.2 Notices. Any notice or communications hereunder must be in writing and given by depositing same in the United States mail addressed to the party to be notified, postage prepaid and registered or certified mail with return receipt requested or by delivering same in person. Such notices shall be deemed to have been received on the date on which it is hand delivered or on the third business day following the date on which it is to be mailed. For purpose of giving notice, the addresses of the parties shall be:

If to Sellers:

Box 97
1 Carribean Place
Leeward Highway
Providenciales, Turks and Caicos Islands

If to Purchaser or Companies to:

Syzygy Entertainment, Ltd.
c/o Michael Pruitt
11502 Stonebriar Drive
Charlotte, NC 28277

Section 7.3 Governing Law. This Agreement shall be governed in all respects, including validity, construction, interpretation and effect, by the laws of the State of Nevada (without regard to principles of conflicts of law).

Section 7.4 Consent to Jurisdiction. Each party irrevocably submits to the exclusive jurisdiction of the appropriate state or federal court in the State of Texas for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby or thereby. Each party agrees to commence any such action, suit or proceeding in Dallas, Texas. The parties agree that any service of process to be made hereunder may be made by certified mail, return receipt requested, addressed to the party at the address appearing in Section 7.2. Such service shall be deemed to be completed when mailed and sent and received by Telecopier. Sellers and Purchaser each waives any objection based on forum non-conveniens. Nothing in this paragraph shall affect the right of Sellers or Purchaser to serve legal process in any other manner permitted by law.

Section 7.5 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 7.6 Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, canceled, renewed, or extended, and the terms hereof may be waived, only by a written instrument signed by authorized representatives of the parties or, in the case of a waiver, by an authorized representative of the party waiving compliance. No such written instrument shall be effective unless it expressly recites that it is intended to amend, supersede, cancel, renew or extend this Agreement or to waive compliance with one or more of the terms hereof, as the case may be. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power of privilege, preclude any further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

Section 7.7 Binding Effect; No Assignment, No Third-Party Rights. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement is not assignable without the prior written consent of each of the parties hereto or by operation of law. This Agreement is for the sole benefit of the parties hereto and their permitted assigns, and nothing herein, expressed or implied, shall give or be construed to give to any person, including any union or any employee or former employee of Sellers, any legal or equitable rights, benefits or remedies of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

Section 7.8 Further Assurances. Each party shall, at the request of the other party, at any time and from time to time following the Closing Date promptly execute and deliver, or cause to be executed and delivered, to such requesting party all such further instruments and take all such further action as may be reasonably necessary or appropriate to carry out the provisions and intents of this Agreement and of the instruments delivered pursuant to this Agreement.

Section 7.9 Severability of Provisions. If any provision or any portion of any provision of this Agreement or the application of any such provision or any portion thereof to any person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of the Agreement, or the application of such provision or portion of such provision is held invalid or unenforceable to person or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and such provision or portion of any provision as shall have been held invalid or unenforceable shall be deemed limited or modified to the extent necessary to make it valid and enforceable, in no event shall this Agreement be rendered void or unenforceable.

Section 7.10 Exhibits and Schedules. All exhibits annexed hereto, and all schedules referred to herein, are hereby incorporated in and made a part of this Agreement as if set forth herein. Any matter disclosed on any schedule referred to herein shall be deemed also to have been disclosed on any other applicable schedule referred to herein.

Section 7.11 Captions. All section titles or captions contained in this Agreement or in any schedule or exhibit annexed hereto or referred to herein, and the table of contents to this Agreement, are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement. All references herein to sections shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

Section 7.12 Expenses. Except as otherwise expressly provided in this Agreement, whether or not the Closing Date occurs, each party hereto shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions hereof and the consummation of the transactions contemplated.

Section 7.13 Public Announcements. The parties agree to consult with each other before issuing any press release or making any public statement or completing any public filing with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange or quotation system, will not issue any such press release or make any such public statement prior to consultation.

Section 7.14 Non-confidentiality. Notwithstanding Section 7.13, the Companies, Sellers and Purchaser, and each employee, representative or other agent of the same (collectively the “Covered Parties”), may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to a Covered Party relating to such tax treatment and tax structure.

Section 7.15 Release. Sellers, for themselves and their other family members, heirs, successors, and assigns (collectively the “Releasing Parties”) hereby release, acquit, and forever discharge any and all claims and demands of whatever kind or character, whether vicarious, derivative, or direct, whether contingent or liquidated, or whether known or unknown, that she or they, individually, collectively, or otherwise, have or may have or assert or may assert against the Companies; the Purchaser, any subsidiary, affiliated, or related Companies, or other related entity; or any officer, director, fiduciary, agent, employee, representative, insurer, attorney, accountant, financial advisor, consultant, partner, or shareholder of the Companies or Purchaser; or any successors and assigns of the Companies, the Purchaser or the other entities, companies, partnerships, persons or parties just named (collectively the “Released Parties”) based upon any theory of federal, state or local statutory or common law, the breach of any provision of any contract (express or implied), or with respect to any facts or circumstances that exist with respect to the relationship among the Companies or the Releasing Parties, whether known or unknown, through the date of execution of this Agreement.

Section 7.16 Survival. Except for the Subscription Representations set forth on Exhibit C, which the undersigned Sellers hereby adopt, the representations and warranties herein shall not survive the Closing.

***Signature Page Follows***

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first written herein above.

SYZYGY ENTERTAINMENT, LTD.

By:	/s/ Michael Pruitt
Michael Pruitt, President

ROUNDERS LTD.

By:	/s/ Sean Sullivan
Sean Sullivan, Director

THE GAME INTERNATIONAL TCI LTD.

By:	/s/ Rhynie Campbell
Rhynie Campbell, Director

SHAREHOLDER SIGNATURE PAGE

The undersigned holder of the common stock of Rounders Ltd. and/or The Game International TCI Ltd., hereby executes ands delivers the foregoing Stock Exchange Agreement and agrees to be legally bound by all of its terms and conditions. The stock certificates representing shares of the common stock of both Companies is attached hereto.

FITZROY HOLDINGS, LTD

By:	/s/ Paul Dempsey

SOVEREIGN SANDS, LTD

By:	/s/ (Signature Illegible)

MCKERNAN CONSULTING, LLC

By:	/s/ John B. McKernan II

WEST INDIES RESORT, LTD

By:	/s/ Gregory Broms

TED OWENS

By:	/s/ Ted Owens

CORNUCOPIA, LTD

By: MS Directors Ltd

By:	/s/ Neil Coles

MARLIN INTERNATIONAL VENTURE CAPITAL, LTD.

By: MS Directors Ltd

By:	/s/ Neil Coles

KOJAK TC, LTD

By:	/s/ Jeff Blanchard

TEMPLE TRUST

By:	/s/ Jeff Blanchard

FAIRCLOUGH HOLDINGS, LTD

By: MS Directors Ltd

By:	/s/ Neil Coles

CAPITAL CORPORATION, LTD

By: MS Directors Ltd

By:	/s/ Neil Coles

SHADWELL HOLDINGS, LTD

By: MS Directors Ltd

By:	/s/ Neil Coles

PHIDIAS CORP, LTD

By: MS Directors Ltd

By:	/s/ Neil Coles

TCI GLOBAL TRADING, LTD

By:	/s/ Dr. Judith Dempsey

TAIPAN HOLDINGS, LTD

By:	/s/ Paul Dempsey

CASINOVA INVESTMENTS, LTD

By: MS Directors Ltd

By:	/s/ Neil Coles

PREMIER REGARD, LTD

By: Sterling Directors, Ltd

By:	/s/ Keith Burant

THREE MONKEYS, LTD

By: Sterling Directors, Ltd

By:	/s/ Keith Burant

GIOCO INVESTMENTS, INC.

By:	/s/ (Signature Illegible)

515 FIELD, LTD

By:	/s/ S. Greg Smith

SHOCKER 200 INDEX, LP

By: Pecos Financial, LLC, GP

By:	/s/ Jason Freeman

WILLOWBEND VENTURES, LP

By:	/s/ Jeffrey L. Wohlwend

SANTANA MANAGEMENT, LTD

By: MS Directors Ltd

By:	/s/ Neil Coles

INTER DECOR, LTD

By:	/s/ Rosemary Kelly

The foregoing Agreement is joined by Avenel Financial Group, Inc. in respect of the agreements contained in Section 1.4.

AVENEL FINANCIAL GROUP, INC.

By:	/s/ Michael Pruitt
Michael Pruitt, President

EXHIBIT A

SHAREHOLDERS OF ROUNDERS LTD.

Shareholder	Rounders Share Holdings	Conversion into Syzygy (Pre-split)	Conversion into Syzygy (Post-split)

Fitzroy Holdings, Ltd	16	320	9,600
Sovereign Sands, Ltd	1,250	25,000	750,000
McKernan Consulting, LLC	1,250	25,000	750,000
Caribbean West Indies Ventures Ltd	1,250	25,000	750,000
Ted Owens	250	5,000	150,000
Cornucopia, Ltd	4,400	88,000	2,360,000
Temple Securities Ltd	0	0	280,000
Marlin International Venture Capital, Ltd.	2,000	40,000	1,200,000
Kojak TC, Ltd.	10,500	210,000	6,300,000
Temple Trust	3,000	60,000	1,800,000
Fairclough Holdings, Ltd	2,000	40,000	1,200,000
Capital Corporation, Ltd	2,000	40,000	1,200,000
Shadwell Holdings, Ltd	2,000	40,000	1,200,000
Phidias Corp, Ltd	750	15,000	450,000
TCI Global Trading, Ltd	2,000	40,000	1,200,000
Taipan Holdings, Ltd	600	12,000	360,000
Premier Regard, Ltd	3,000	60,000	1,800,000
Casinova Investments, Ltd	3,000	60,000	1,800,000
Three Monkeys, Ltd	2,500	50,000	1,500,000
Gioco Investments, Inc.	555	11,100	333,000
Gioco Investments, Inc.	1,111	22,220	666,600
Gioco Investments, Inc.	1,334	26,680	800,400
515 Field, Ltd	3,000	60,000	1,800,000
Shocker 200 Index, LP	1,000	20,000	600,000
Willowbend Ventures,LP	1,000	20,000	600,000
Santana Management, Ltd	67	1,340	40,200
Inter Decor, Ltd	67	1,340	40,200
The Game	100	2,000	60,000

Total	50,000	1,000,000	30,000,000

EXHIBIT B

SHAREHOLDERS OF THE GAME INTERNATIONAL TCI LTD.

Shareholder	The Game Share Holdings	Conversion into Syzygy (Pre-split)	Conversion into Syzygy (Post-split)
Berkshire Trust Company Ltd.	2	3,333.3333	100,000

EXHIBIT C

SUBSCRIPTION REPRESENTATIONS

FOR NON-U.S. INVESTORS:

BY CHECKING THIS BOX, I REPRESENT THAT I AM NOT A CITIZEN OF THE UNITED STATES, A “RESIDENT ALIEN” OF THE UNITED STATES, OR OTHERWISE A “U.S. PERSON” (FOR INDIVIDUAL INVESTORS ONLY) ☐

WE REPRESENT THAT NONE OF THE SHARES WE ARE ACQUIRING ARE BEING ACQUIRED BY A “U.S. PERSON” OR BY A PERSON OR ENTITY THAT IS OWNED, DIRECTLY OR INDIRECTLY, IN WHOLE OR IN PART, BY A U.S. PERSON (EXCEPT TO THE EXTENT THAT THE INDIRECT OWNERSHIP BY A U.S. PERSON WOULD NOT RESULT IN THE ACQUIRING ENTITY BEING CLASSIFIED AS A U.S. PERSON UNDER APPLICABLE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED). (FOR CORPORATIONS, PARTNERSHIPS, ESTATES, TRUSTS AND OTHER ENTITIES ONLY) ☐

WE REPRESENT THAT WE ARE NOT ACQUIRING ANY OF THE SHARES FOR THE BENEFIT OF, OR WITH AN INTENT OR UNDER ANY OBLIGATION (INCLUDING ANY OPTION OR OTHER RIGHT) TO RESELL SUCH SHARES TO, ANY U.S. PERSON OR ANY ENTITY THAT IS OWNED, DIRECTLY OR INDIRECTLY, IN WHOLE OR IN PART, BY ANY U.S. PERSON (EXCEPT TO THE EXTENT THAT THE INDIRECT OWNERSHIP BY A U.S. PERSON WOULD NOT RESULT IN THE ACQUIRING ENTITY BEING CLASSIFIED AS A U.S. PERSON UNDER APPLICABLE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED). WE REPRESENT THAT WE WERE NOT SOLICITED FOR THE PURCHASE OF SHARES WHILE WE WERE IN THE UNITED STATES. IF WE WERE SOLICITED WHILE IN THE UNITED STATES, WE ARE EITHER (X) FIDUCIARIES ACTING WITH DISCRETION FOR PERSONS WHO ARE NOT U.S. PERSONS OR (Y) AGENTS ACTING WITHOUT DISCRETION FOR SUCH PERSONS WHO ARE ALSO “ACCREDITED INVESTORS” UNDER REGULATION D OF THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”). WE REPRESENT THAT WE QUALIFY AS EACH OF THE FOLLOWING: (A) AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF REGULATION D PROMULGATED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND (B) A “QUALIFIED PURCHASER” WITHIN THE MEANING OF SECTION 2(A)(51) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED.

WE REPRESENT THAT WE ARE FULLY INFORMED AS TO THE LEGAL AND TAX REQUIREMENTS WITHIN OUR OWN COUNTRY OR COUNTRIES REGARDING A PURCHASE OF SHARES.

WE REPRESENT THAT WE OR OUR BENEFICIAL OWNER IS NOT A PERSON, GOVERNMENT, COUNTRY OR ENTITY: (I) THAT IS LISTED IN THE ANNEX TO, OR IS OTHERWISE SUBJECT TO THE PROVISIONS OF, UNITED STATES EXECUTIVE ORDER 13224, AS ISSUED ON SEPTEMBER 24, 2001 (“EO 13224”) (WHICH LIST IS PUBLISHED AT HTTP://WWW.TREASURY.GOV/TERRORISM.HTML); (II) WHOSE NAME APPEARS ON THE MOST CURRENT U.S. OFFICE OF FOREIGN ASSETS CONTROL (“OFAC”) LIST OF “SPECIFICALLY DESIGNATED NATIONALS AND BLOCKED PERSONS” (WHICH LIST IS PUBLISHED ON THE OFAC WEBSITE, HTTP://WWW.TREAS.GOV/OFAC); (III) WHO COMMITS, THREATENS TO COMMIT OR SUPPORTS “TERRORISM”, AS THAT TERM IS DEFINED IN EO 13224; OR (IV) WHO IS OTHERWISE AFFILIATED WITH ANY PERSON, GOVERNMENT, COUNTRY OR ENTITY LISTED ABOVE. ANY FUNDS USED BY US TO INVEST IN THE FUND WERE NOT, DIRECTLY OR INDIRECTLY, DERIVED FROM ACTIVITIES THAT MAY CONTRAVENE U.S. FEDERAL AND/OR STATE LAWS AND REGULATIONS, INCLUDING ANTI-MONEY LAUNDERING LAWS, OR THAT MAY CONTRAVENE THE ANTI-MONEY LAUNDERING LAWS OF ANY OTHER JURISDICTION.

WE AGREE NOT TO TRANSFER ANY SHARES EXCEPT WITH THE PRIOR CONSENT OF THE COMPANY. WE ALSO AGREE TO NOTIFY THE COMPANY IF WE CHANGE OUR CITIZENSHIP OR RESIDENCE, AND WE UNDERSTAND THAT OUR SHARES MAY BE REDEEMED IF WE ARE NO LONGER ELIGIBLE INVESTORS IN THE COMPANY IN ORDER TO AVOID ADVERSE TAX OR REGULATORY CONSEQUENCES TO THE COMPANY OR ITS OTHER SHAREHOLDERS.

FOR U.S. INVESTORS ONLY:

THE UNDERSIGNED HEREBY REPRESENTS AND WARRANTS TO AND COVENANTS WITH THE COMPANY AND ITS OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES, AS FOLLOWS:

THE UNDERSIGNED IS AN “ACCREDITED INVESTOR”, AS DEFINED IN REGULATION D AS PROMULGATED PURSUANT TO THE SECURITY ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND CERTAIN STATE SECURITIES LAWS, AND HAS INITIALED EACH OF THE FOLLOWING DEFINITIONS WHICH ARE APPLICABLE TO THE UNDERSIGNED. THE UNDERSIGNED IS (INITIAL AT LEAST ONE):
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Initial	(a)
A bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

_______
Initial	(b)	A private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940;
_______
Initial	(c)
An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

_______
Initial	(d)	A director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;
_______
Initial	(e)	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000;
_______
Initial	(f)
A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

_______
Initial	(g)
A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); or

_______
Initial	(h)
An entity in which all of the equity owners are accredited investors. The undersigned acknowledges that the Company may require additional information concerning the undersigned’s suitability regarding an investment in the Shares.

1.    The undersigned understands that the following information is being furnished to determine whether sales of the Shares may be made to the undersigned pursuant to Section 4(2) of the 1933 Act and Regulation D promulgated thereunder and applicable state securities laws. The undersigned understands that (i) the information contained herein will be relied upon for purposes of such determination and (ii) the Shares will not be registered under the 1933 Act in reliance upon the exemptions from registration provided by Section 4(2) of the 1933 Act and Regulation D promulgated thereunder. The undersigned represents and warrants to the Company and its officers, directors, agents and employees that (i) the information contained herein is complete and accurate and may be relied upon by such parties and (ii) the undersigned will notify the Company immediately of any change in any of such information occurring prior to the closing of the purchase of any Shares by the undersigned. All information furnished herein or hereby is for the sole use of the Company and the Company’s representatives and counsel and will be held in confidence by such persons, except that this Agreement may be furnished to such parties as may be deemed desirable to establish compliance with federal, state or foreign securities laws.

2.    The undersigned has adequate net worth and means of providing for his current needs and possible personal contingencies, and the undersigned has no need, and anticipates no need in the foreseeable future, to sell the Shares for which the undersigned hereby subscribes. The undersigned is able to bear the economic risks of this investment and, consequently, without limiting the generality of the foregoing, the undersigned is able to hold his Shares for an indefinite period of time and has a sufficient net worth to sustain a loss of his entire investment in the Company in the event such loss should occur. The overall commitment by the undersigned to investments that are not readily marketable is not disproportionate to his net worth, and his acquisition of Shares will not cause such overall commitment to become excessive.

3.    The undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of an investment in the Shares.

4.    The undersigned has had an opportunity to ask questions of and receive satisfactory answers from the Company, or any person or persons acting on the Company’s behalf, concerning the terms and conditions of this investment and all such questions have been answered to the full satisfaction of the undersigned.

5.    The Shares for which the undersigned hereby subscribes will be acquired for the undersigned’s own account for investment and not with the view toward resale or redistribution in a manner which would require registration under the 1933 Act, and the undersigned does not now have any reason to anticipate any change in the undersigned’s circumstances or other particular occasion or event which would cause the undersigned to sell his Shares.

6.    The undersigned represents that it has been called to his attention that an investment in the Shares involves a high degree of risk which may result in the loss of the total amount of the undersigned’s investment.